Exhibit 23.8
WRITTEN CONSENT OF CCPIT
PATENT & TRADEMARK LAW OFFICE
September 2, 2010
SouFun Holdings Limited
8th Floor, Tower 3, Xihuan Plaza
1 Xizhimenwai Avenue
Xicheng District, Beijing 100044
People’s Republic of China
Ladies and Gentlemen:
     We hereby consent to (i) the use of our name under the caption “Risk Factors—Risks Relating to Our Business” to the extent they constitute matters of PRC intellectual property law, in the registration statement on Form F-1 dated the date hereof (the “Registration Statement”) filed by SouFun Holdings Limited (the “Company”) with the U.S. Securities and Exchange Commission and (ii) the filing of this letter as an exhibit to the Registration Statement, each as such Registration Statement may be amended or supplemented from time to time subsequent to the date hereof, whether before or after its effectiveness.
     Our offices are located at 10th Floor, Ocean Plaza, 158 Fuxingmennei Street, Beijing 100031, People’s Republic of China.
Very truly yours,
/Seal/ CCPIT Patent & Trademark Law Office